Exhibit 99.1

Exhibit 99.1 - News Release – Fourth fiscal quarter ended September 27, 2020.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises posts strong quarter and fiscal year results

Revenue trends improved 7.8 percentage points compared to third quarter

Subscription revenue totaled 46.5% of total operating revenue

2020 Debt reduction totaled $37.7 million since March refinancing

Implemented $84 million in Cost Synergies in 2020

DAVENPORT, Iowa (December 10, 2020) — Lee Enterprises, Incorporated (NYSE: LEE), a leading provider of high quality, trusted, local news, information and a major digital and subscription platform in 77 markets, today reported fourth quarter and year-to-date financial results(1) for the period ended September 27, 2020.

Financial Highlights(2):

	Fourth Quarter	Fiscal Year	Fiscal Year
	2020	2020	2020
(in Thousands)	Actual	Actual	Pro forma

Total operating revenue	191,766	618,004	821,793
Income (loss) attributable to Lee Enterprises, Incorporated	(1,784)	(3,106)	17,632
Adjusted EBITDA (3)	25,374	97,171	122,334

“We made significant progress toward our digital transformation and are pleased with the operating results in the fourth quarter. Digital services revenue through TownNews and subscription revenue make up nearly half of our total operating revenue and these revenue streams performed well in the fourth quarter. Digital-only subscriptions increased 67.3% over prior year quarter and now total 244,000, with revenue from digital-only subscribers up 71.4%. TownNews revenue grew 7.0% in the quarter, marking more than 10 years of consecutive quarter-over-quarter revenue growth. We expect these sticky revenue streams to continue strong performance in 2021,” said Kevin Mowbray, President and Chief Executive Officer.

“Also key to our performance was our keen focus on supporting our local advertisers through this disruption. Our stimulus programs and full service digital marketing agency, Amplified, helped to drive strong performance in advertising revenue. Though down quarter-over-quarter on a pro forma basis, our advertising revenue trend improved 13 percentage points in the fourth quarter compared to the quarter over quarter trends in the third quarter. Our total revenue trend on a pro forma basis also improved in the fourth quarter and, though down 16.9% in the fourth quarter, was 7.8 percentage points better than third quarter trend,” said Mowbray.

"We continue to see improvement in our core advertising trends in the first quarter with significant wins in political advertising. We remain committed to providing high quality, trusted local news that’s vital to our local markets covering critical issues that our large, local audiences depend on more than ever,” Mowbray added.

"Our significant acquisition of BH Media Group(4) in March 2020, combined with a global pandemic, provided an opportunity to accelerate our transformation. We have made significant progress on our business transformation and have implemented $84 million of cost reductions to date, ahead of our acquisition targets. Our strategy heading into 2021 is clear, and we are laser-focused on transforming the way we present local news and information, transforming our audience model to a robust subscription model and diversifying the service and products we offer our top local accounts and SMBs. We are optimistic that we will emerge from the pandemic a stronger, leaner organization focused on executing our digital transformation,” Mowbray said.

Tim Millage, Vice President, Chief Financial Officer and Treasurer, said “As a reminder, we executed a transformational refinancing(5) in 2020 that lowered our cost of debt and extended our maturities until 2045. The financing has no fixed mandatory principal payments and does not contain financial performance covenants. The principal amount of debt outstanding as of the end of the year totaled $538.3 million, or down $37.7 million from the refinancing in March,” Millage added.

Fourth Quarter Highlights(1):

•	Total digital revenue, including digital advertising, digital subscription revenue and digital services, was $47.9 million and represented 25% of our operating revenue.
•	Revenue at TownNews increased 7.0% in the fourth quarter and revenue over the last twelve months totaled $25.0 million.
•	Subscription revenue totaled $89.3 million, or 46.5% of the Company's total operating revenue. Digital-only subscribers increased 13.5% and now total 244,000.
•

On a GAAP basis, total operating revenues were $191.8 million in the fourth quarter, compared to $123.7 million in the prior year quarter. On a pro forma basis, total operating revenue was down 16.9% in the quarter.

•	Operating expenses totaled $185.0 million and Cash Costs (3) on a pro forma basis were down 14.7%.
•	Net loss totaled $1.3 million and Adjusted EBITDA totaled $25.4 million.

Fiscal Year 2020 Financial Highlights(1):

•

Closed the compelling and transformative transaction with Berkshire Hathaway to acquire 31 local daily news publications, nearly doubling our audience size and refinancing all long-term debt on attractive terms.

•	Total revenue was $618.0 million in the fiscal year compared to $509.9 million in the prior year. On a pro forma basis, total operating revenue totaled $821.8 million in the fiscal year.
•	Total digital revenue was $164.3 million and increased 13.5% in fiscal year 2020 due to revenue increases, in advertising, subscription and digital services.
•	Net loss totaled $1.3 million and Adjusted EBITDA on a pro forma basis totaled $122.3 million.
•	Debt totaled $538.3 million at the end of 2020, a $37.7 million reduction since the refinancing in March.

DEBT AND FREE CASH FLOW

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt. The $576 million in financing has a fixed annual interest rate of 9.0%, mandatory payments based on the Company's Excess Cash Flow (4), no financial performance covenants and a 25-year maturity.

As of the 52 weeks ended September 27, 2020:

•	Principal amount of debt outstanding totaled $538.3 million.
•	Cash on the balance sheet totaled $33.7 million.
•	Excess Cash Flow for the fourth quarter totaled $13.7 million and was used to repay debt in the first quarter of 2021.
•	Capital expenditures totaled $8.7 million.
•	Pension contributions totaled $6.2 million in the quarter.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 800-309-1256 and entering a conference passcode of 473583 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.2 million, and our legacy websites, including acquisitions, reach more than 43 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Revenues may continue to diminish or declines in revenue could accelerate as a results of the COVID-19 pandemic;
•	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
•	The COVID-19 pandemic may result in material long-term changes to the publishing industry which may result in permanent revenue reductions for the Company and other risks and uncertainties;
•	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
•	We may be required to indemnify the previous owners of BH Media or Buffalo for unknown legal and other matters that may arise;
•	Our ability to manage declining print revenue and circulation subscribers;
•	That the warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on the NYSE;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements.  Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	13 Weeks Ended	13 Weeks Ended		52 Weeks Ended	52 Weeks Ended
(Thousands of Dollars, Except Per Share Data)	September 27 2020	September 29 2019	Percent Change	September 27 2020	September 29 2019	Percent Change

Advertising and marketing services	85,229	61,282	39.1	289,655	265,933	8.9
Subscription	89,284	48,726	83.2	265,939	186,691	42.4
Other	17,253	13,657	26.3	62,410	57,230	9.1
Total operating revenue	191,766	123,665	55.1	618,004	509,854	21.2
Operating expenses:
Compensation	78,693	42,672	84.4	243,023	182,869	32.9
Newsprint and ink	7,614	4,843	57.2	24,243	22,237	9.0
Other operating expenses	80,637	47,793	68.7	259,382	193,709	33.9
Cash costs	166,944	95,308	75.2	526,648	398,815	32.1
Total operating revenue less cash costs	24,822	28,357	(12.5)	91,356	111,039	(17.7)
Depreciation and amortization	10,937	7,069	54.7	36,133	29,332	23.2
Assets loss (gain) on sales, impairments and other, net	(250)	2,676	NM	(5,403)	2,464	NM
Restructuring costs and other	7,329	6,022	21.7	13,751	11,635	18.2
Operating expenses	184,960	111,075	66.5	571,129	442,246	29.1
Equity in earnings of associated companies	(370)	1,823	NM	3,403	7,121	(52.2)
Operating income	6,436	14,413	(55.3)	50,278	74,729	(32.7)
Non-operating income (expense):
Interest expense	(12,366)	(11,232)	10.1	(47,743)	(47,488)	0.5
Debt financing and administrative costs	(101)	(1,160)	(91.3)	(11,966)	(7,214)	65.9
Other, net	8,965	1,082	NM	12,274	3,813	NM
Non-operating expenses, net	(3,502)	(11,310)	(69.0)	(47,435)	(50,889)	(6.8)
Income before income taxes	2,934	3,103	(5.4)	2,843	23,840	(88.1)
Income tax expense (benefit)	4,195	1,758	NM	4,104	7,931	(48.3)
Net income	(1,261)	1,345	NM	(1,261)	15,909	NM
Net income attributable to non-controlling interests	(523)	(526)	(0.6)	(1,845)	(1,641)	12.4
Income attributable to Lee Enterprises, Incorporated	(1,784)	819	NM	(3,106)	14,268	NM

Earnings per common share:
Basic	(0.03)	0.01	NM	(0.05)	0.26	NM
Diluted	(0.03)	0.01	NM	(0.05)	0.25	NM

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
(Thousands of Dollars)	September 27 2020	September 29 2019	September 27 2020	September 29 2019

Net Income	(1,261)	1,345	(1,261)	15,909
Adjusted to exclude
Income tax expense (benefit)	4,195	1,758	4,104	7,931
Non-operating expenses (income), net	3,502	11,310	47,435	50,889
Equity in earnings of TNI and MNI	370	(1,823)	(3,403)	(7,121)
Loss (gain) on sale of assets and other, net	(250)	2,676	(5,403)	2,464
Depreciation and amortization	10,937	7,069	36,133	29,332
Restructuring costs and other	7,329	6,022	13,751	11,635
Stock compensation	252	428	1,051	1,638
Add:
Ownership share of TNI and MNI EBITDA (50%)(6)	300	2,325	4,764	8,811
Adjusted EBITDA	25,374	31,110	97,171	121,488

NOTES

(1)

This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(2)	Due to the material acquisition, our basis of presentation includes (i) our actual GAAP results, which reflect a full quarter of Lee Legacy(4), BHMG(4) and Buffalo(4) and year to date period of Legacy Lee and 28 weeks of results of BHMG and Buffalo, (ii) pro forma results, which reflect the consolidated operations, adjusted as if Lee had owned BHMG and Buffalo for the entire period presented, and (iii) Adjusted EBITDA(3), which is our non-GAAP measure of operating results, calculated based on actual results (with 28 weeks included in the 52 weeks ended September 27, 2020) and on a pro forma basis (assuming BHMG and Buffalo were owned for the entire period).

(3)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is also a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus nonoperating expenses, income tax expense (benefit), depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI and curtailment gains.

•

Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Generally, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(4)	On March 16, 2020 (the Closing Date), the Company closed the acquisition of the newspaper assets of BH Media Group ("BH Media") and the stock of The Buffalo News, Inc. ("Buffalo"). Legacy Lee refers to the operating assets and results of operations of the Company prior to the Closing Date, and is synonymous with same store results.

(5)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(6)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.